UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2015

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 350, New York, New York 10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

NeoStem, Inc. (the “Company”) has discovered that certain recent grants of options (the “Options”) to purchase shares of the common stock, $.001 par value (the “Common Stock”) of the Company made under and intended to comply with all of the terms and conditions of the Company’s 2009 Amended and Restated Equity Compensation Plan (the “Plan”) inadvertently may have technically exceeded a cap set forth in the Plan.  The Company is in the process of amending the Options to ensure compliance with the cap provided in the Plan and has obtained the agreement in principle to do so of the holders of the Options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             NEOSTEM, INC.

By:     /s/ Catherine M. Vaczy, Esq.
Name:     Catherine M. Vaczy, Esq.
Title:    General Counsel

Dated:    January 13, 2015